UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GTx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	62-1715807

(State of Incorporation or Organization) 3 N. Dunlap Street, 3rd Floor Van Vleet Building Memphis, TN	(I.R.S. Employer Identification no.) 38163

(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☒

Securities Act Registration Statement and Number to which the form relates: 333-109700

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered n/a	Name of exchange on which each class is to be registered n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.

     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock,” in the Registrant’s Form S-1 Registration Statement, No. 333-109700, as amended, initially filed with the Securities and Exchange Commission on October 15, 2003 (the “Registration Statement”), and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit
Number	Description of Document

3.1*	Amended and Restated Certificate of Incorporation to be effective upon completion of the registrant’s initial public offering.
3.2*	Amended and Restated Bylaws to be effective upon completion of the registrant’s initial public offering.
4.2*	Specimen stock certificate.
4.3*	Amended and Restated Registration Rights Agreement between Registrant and Oracle Partners, L.P. dated August 7, 2003.
4.4*	Amended and Restated Registration Rights Agreement between Registrant and J.R. Hyde, III dated August 7, 2003.
4.5*	Amended and Restated Registration Rights Agreement between Registrant and Memphis Biomed Ventures dated August 7, 2003.

*	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

2.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GTx, Inc.
(Registrant)

Date: January 13, 2004	By:	/s/ Mitchell S. Steiner

Mitchell S. Steiner, M.D., F.A.C.S.
Chief Executive Officer

3.